EQUITRANS MIDSTREAM ANNOUNCES THIRD QUARTER 2022 RESULTS
Canonsburg, PA (November 1, 2022) – Equitrans Midstream Corporation (NYSE: ETRN), today, announced financial and operational results for the third quarter 2022. Included in the "Non-GAAP Disclosures" section of this news release are important disclosures regarding the use of non-GAAP supplemental financial measures, including information regarding their most comparable GAAP financial measure.
Q3 2022 Highlights:
•Recorded 72% of total operating revenue from firm reservation fees
•Reduced full-year capital expenditure guidance by approximately $20 million
•Raised full-year free cash flow and retained free cash flow guidance

“There continues to be significant, bipartisan support for federal energy infrastructure permitting reform legislation,” said Thomas F. Karam, Equitrans chairman and chief executive officer. “However, despite current global events continuing to evidence the need for MVP to help the United States deliver energy certainty, security and independence, the same panel of judges in the U.S. Fourth Circuit Court of Appeals has again been assigned and appears hostile in an MVP-related permitting case. Further, there is timing uncertainty in the MVP permitting process. The litigation and regulatory issues present for critical natural gas infrastructure projects like MVP, combined with global events, clearly highlight the need for expeditious action by Congress on federal permitting reform legislation as the best path to complete the MVP project in 2023.”
2022 THIRD QUARTER SUMMARY RESULTS

Three Months Ended September 30, 2022
$ millions (except per share metrics)
Net loss attributable to ETRN common shareholders	$(521.2)
Adjusted net income attributable to ETRN common shareholders	$38.1
Loss per diluted share attributable to ETRN common shareholders	$(1.20)
Adjusted earnings per diluted share attributable to ETRN common shareholders	$0.09
Net loss	$(503.6)
Adjusted EBITDA	$259.4
Deferred revenue	$84.9
Net cash provided by operating activities	$209.6
Free cash flow	$36.8
Retained free cash flow	$(28.1)

Net loss attributable to ETRN common shareholders for the third quarter 2022 was impacted by several items, including a $583.1 million impairment of equity method investment related to Mountain Valley Pipeline, LLC (MVP JV) primarily as a result of increased risk from recent legal and regulatory uncertainties, an associated $116.8 million increase in income tax expense primarily due to a valuation allowance placed on the deferred tax assets, a $2.4 million unrealized loss on derivative instruments, and a $3.7 million gain on sale of non-core gathering assets. The unrealized loss is reported within other income and relates to the contractual agreement with EQT Corporation (EQT) in which ETRN will receive cash from EQT conditioned on the quarterly average of certain Henry Hub natural gas prices exceeding certain thresholds beginning with the quarter in which the Mountain Valley Pipeline (MVP) is placed in-service through the fourth quarter of 2024. The contract is accounted for as a derivative with the fair value marked-to-market at each quarter-end. The valuation allowance is reported within income tax (benefit) expense and the gain on sale is reported within other income.
As a result of the gathering agreement entered into with EQT in February 2020, revenue from the contracted minimum volume commitment (MVC) is recognized utilizing an average gathering rate applied over the remaining contract life. The difference between the cash received from the MVC and the revenue recognized results in the deferral of revenue into future periods. For the third quarter 2022, deferred revenue was $84.9 million.
Operating revenue for the third quarter decreased by $10.3 million, compared to the same quarter last year, primarily due to increased deferred revenue and lower gathered volumes, partially offset by higher water services revenue. Operating expenses decreased by $1.1 million compared to the third quarter 2021, primarily from lower operating and maintenance expenses.
QUARTERLY DIVIDEND
For the third quarter 2022, ETRN will pay a quarterly cash dividend of $0.15 per common share on November 14, 2022, to ETRN common shareholders of record at the close of business on November 2, 2022.
TOTAL CAPITAL EXPENDITURES AND CAPITAL CONTRIBUTIONS

$ millions	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2022	Full-Year 2022 Forecast
MVP	$46	$157	$190 - $210
Gathering(1)	$68	$178	$245 - $265
Transmission(2)	$13	$24	$35
Water(3)	$17	$49	$70
Total	$144	$408	$540 - $580
(1)Excludes $5.9 million and $17.6 million of capital expenditures related to the noncontrolling interest in Eureka Midstream Holdings, LLC (Eureka) for the three and nine months ended September 30, 2022, respectively. Full-year 2022 forecast excludes approximately $20 million of capital expenditures related to the noncontrolling interest in Eureka.
(2)Includes capital contributions to MVP JV for the MVP Southgate project.
(3)Full-year forecast includes approximately $20 million to replace certain previously installed water lines that ETRN believes do not meet their prescribed quality standards. ETRN has instituted actions in pursuit of recoupment of such replacement and related costs.
OUTLOOK
Financial Outlook

$ millions	Full-Year 2022
Net loss	($250) - ($270)
Adjusted EBITDA	$1,040 - $1,060
Deferred Revenue	$350
Free cash flow	$355 - $375
Retained free cash flow	$95 - $115
BUSINESS AND PROJECT UPDATES
Outstanding Debt and Liquidity
As of September 30, 2022, ETRN reported $6.4 billion of consolidated debt; $100.0 million of borrowings and $234.9 million of letters of credit outstanding under EQM's revolving credit facility; $295.0 million of borrowings under Eureka's revolving credit facility; and $48.1 million of cash.
Exercise of Cash Option
Pursuant to the 2020 gathering agreement, on July 8, 2022, EQT elected to forgo aggregate gathering rate relief of up to approximately $235 million in the 24 months following MVP's in-service in exchange for a cash payment of approximately $196 million. The cash payment represents final consideration for approximately 20.5 million ETRN common shares that were purchased from EQT and retired in the first quarter of 2020. ETRN made the $196 million cash payment to EQT on October 4, 2022.

Ohio Valley Connector Expansion Project
On September 30, 2022, the Federal Energy Regulatory Commission (FERC) issued a Draft Environmental Impact Statement for the Ohio Valley Connector Expansion Project (OVCX). OVCX will increase deliverability on ETRN's Ohio Valley Connector pipeline by approximately 350 MMcf per day and is designed to meet growing demand in key markets in the mid-continent and Gulf Coast through existing interconnects with long-haul pipelines in Clarington, OH. Based on the expected regulatory and permitting timeframe, ETRN is targeting the incremental capacity to be in-service during the first half of 2024. ETRN expects to invest approximately $160 million in the project, which is primarily supported by a long-term firm capacity commitment of 330 MMcf per day.
Mountain Valley Pipeline
MVP JV remains engaged in the permitting process with the relevant federal agencies for the outstanding permits required to complete the project. However, based on ETRN’s perceptions of the continued hostility of the Fourth Circuit Court panel during the oral argument conducted on October 25, 2022 relating to the West Virginia Section 401 water quality certification approval for the project, as well as uncertainty regarding Federal agencies’ final timelines to issue necessary permits and authorizations for the MVP project, ETRN believes that the best path to complete the MVP project in accordance with ETRN’s previously-communicated targeted full in-service date during the second half of 2023 and total project cost of approximately $6.6 billion is for there to be enacted expeditiously federal energy infrastructure permitting reform legislation that specifically requires the completion of the MVP project. Through September 30, 2022, ETRN has funded approximately $2.7 billion and, based on the total project cost estimate, expects to fund a total of approximately $3.4 billion and to have an approximate 48.1% ownership interest in MVP. ETRN will operate the pipeline.
MVP Southgate
The MVP JV continues to evaluate the MVP Southgate project, including engaging in discussions with the shipper regarding options for the project, such as likely changes to the project design, scope and timing in lieu of pursuing the project as originally contemplated. As originally designed, MVP Southgate is estimated to cost approximately $450 million to $500 million and is backed by a 300 MMcf per day firm capacity commitment from Dominion Energy North Carolina. In 2022, ETRN expects to make capital contributions related to MVP Southgate of less than $5 million. ETRN has a 47.2% ownership interest in MVP Southgate and is expected to operate the pipeline.
Water Services
In the third quarter, water operating income was $2.3 million and water EBITDA was $7.5 million. For the year, ETRN continues to expect water EBITDA of approximately $30 million.
Q3 2022 Earnings Conference Call Information
ETRN will host a conference call with security analysts today, November 1, 2022, at 10:30 a.m. (ET) to discuss third quarter 2022 financial results, operating results, and other business matters.
Call Access: An audio live stream of the call will be available on the internet, and participants are encouraged to pre-register online, in advance of the call. A link to the audio live stream will be available on the Investors page of ETRN’s website the day of the call.
Security Analysts :: Dial-In Participation
To participate in the Q&A session, security analysts may access the call in the U.S. toll free at (888) 330-3573; and internationally at (646) 960-0677. The ETRN conference ID is 6625542.
All Other Participants :: Webcast Registration
Please Note: For optimal audio quality, the webcast is best supported through Google Chrome and Mozilla Firefox browsers.
Call Replay: For 14 days following the call, an audio replay will be available at (800) 770-2030 or (647) 362-9199. The ETRN conference ID: 6625542.
ETRN management speaks to investors from time-to-time and the presentation for these discussions, which is updated periodically, is available via www.equitransmidstream.com.

NON-GAAP DISCLOSURES
Adjusted Net Income (Loss) Attributable to ETRN Common Shareholders and Adjusted Earnings per Diluted Share Attributable to ETRN Common Shareholders
Adjusted net income (loss) attributable to ETRN common shareholders and adjusted earnings (loss) per diluted share attributable to ETRN common shareholders are non-GAAP supplemental financial measures that management and external users of ETRN’s consolidated financial statements, such as investors, may use to make period-to-period comparisons of earnings trends. Management believes that adjusted net income (loss) attributable to ETRN common shareholders and adjusted earnings (loss) per diluted share attributable to ETRN common shareholders as presented provide useful information for investors for evaluating period-over-period earnings. Adjusted net income (loss) attributable to ETRN common shareholders and adjusted earnings (loss) per diluted share attributable to ETRN common shareholders should not be considered as alternatives to net income (loss) attributable to ETRN common shareholders, earnings (loss) per diluted share attributable to ETRN common shareholders or any other measure of financial performance presented in accordance with GAAP. Adjusted net income (loss) attributable to ETRN common shareholders and adjusted earnings (loss) per diluted share attributable to ETRN common shareholders as presented have important limitations as analytical tools because they exclude some, but not all, items that affect net income (loss) attributable to ETRN common shareholders and earnings (loss) per diluted share attributable to ETRN common shareholders, including, as applicable, impairments of long-lived assets and equity method investments, unrealized gain (loss) on derivative instruments, loss on extinguishment of debt, gain on the sale of gathering assets and the related tax impacts of these items, which items affect the comparability of results period to period. Additionally, because these non-GAAP metrics may be defined differently by other companies in ETRN's industry, ETRN's definitions of adjusted net income (loss) attributable to ETRN common shareholders and adjusted earnings (loss) per diluted share attributable to ETRN common shareholders may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measures. Adjusted net income (loss) attributable to ETRN common shareholders and adjusted earnings (loss) per diluted share attributable to ETRN common shareholders should not be viewed as indicative of the actual amount of net income (loss) attributable to ETRN common shareholders or actual earnings (loss) of ETRN in any given period.
The table below reconciles adjusted net income attributable to ETRN common shareholders and adjusted earnings per diluted share attributable to ETRN common shareholders with net income (loss) attributable to ETRN common shareholders and earnings (loss) per diluted share attributable to ETRN common shareholders as derived from the statements of consolidated comprehensive income to be included in ETRN’s Quarterly Report on Form 10-Q for the three months ended September 30, 2022.
Reconciliation of Adjusted Net Income Attributable to ETRN Common Shareholders and Adjusted Earnings per Diluted Share Attributable to ETRN Common Shareholders

	Three Months Ended September 30,
(Thousands, except per share information)	2022	2021
Net (loss) income attributable to ETRN common shareholders	$(521,156)	$72,720
Add back (deduct):
Impairment of equity method investment	583,057	—
Unrealized loss (gain) on derivative instruments	2,387	(21,328)
Gain on sale of gathering assets	(3,719)	—
Tax impact of non-GAAP items(1)	(22,488)	5,599
Adjusted net income attributable to ETRN common shareholders	$38,081	$56,991
Diluted weighted average common shares outstanding	433,348	433,675
Adjusted earnings per diluted share attributable to ETRN common shareholders	$0.09	$0.13
(1)The adjustments were tax effected at ETRN’s federal and state statutory tax rate for each period and account for certain discrete valuation allowance adjustments associated with the impact of nonrecurring items.

Adjusted EBITDA
As used in this news release, Adjusted EBITDA means, as applicable, net income (loss), plus income tax expense (benefit), net interest expense, loss on extinguishment of debt, depreciation, amortization of intangible assets, impairments of long-lived assets and equity method investment, payments on the preferred interest in EQT Energy Supply, LLC (Preferred Interest), non-cash long-term compensation expense, and less equity income, AFUDC-equity, unrealized gain (loss) on derivative instruments, gain on sale of gathering assets and adjusted EBITDA attributable to noncontrolling interest.
The table below reconciles adjusted EBITDA with net (loss) income as derived from the statements of consolidated comprehensive income to be included in ETRN's Quarterly Report on Form 10-Q for the three months ended September 30, 2022.
Reconciliation of Adjusted EBITDA

	Three Months Ended September 30,
(Thousands)	2022	2021
Net (loss) income	$(503,596)	$90,905
Add (deduct):
Income tax (benefit) expense	(1,275)	32,200
Net interest expense	101,085	94,101
Depreciation	68,572	66,021
Amortization of intangible assets	16,204	16,204
Impairment of equity method investment	583,057	—
Preferred Interest payments	2,746	2,746
Non-cash long-term compensation expense	3,658	2,999
Equity income	(48)	(8,461)
AFUDC – equity	(78)	(82)
Unrealized loss (gain) on derivative instruments	2,387	(21,328)
Gain on sale of gathering assets	(3,719)	—
Adjusted EBITDA attributable to noncontrolling interest(1)	(9,642)	(9,618)
Adjusted EBITDA	$259,351	$265,687
(1)Reflects adjusted EBITDA attributable to noncontrolling interest associated with the third-party ownership interest in Eureka. Adjusted EBITDA attributable to noncontrolling interest for the three months ended September 30, 2022 was calculated as net income of $2.9 million plus depreciation of $3.1 million, plus amortization of intangible assets of $2.1 million and plus interest expense of $1.5 million. Adjusted EBITDA attributable to noncontrolling interest for the three months ended September 30, 2021 was calculated as net income of $3.6 million, plus depreciation of $3.0 million, plus amortization of intangible assets of $2.1 million, and plus interest expense of $0.9 million.
Free Cash Flow
As used in this news release, free cash flow means net cash provided by operating activities plus principal payments received on the Preferred Interest, and less net cash provided by operating activities attributable to noncontrolling interest, dividends paid to Series A Preferred Shareholders, premiums and fees paid on extinguishment of debt, capital expenditures (excluding the noncontrolling interest share (40%) of Eureka capital expenditures), and capital contributions to MVP JV.
Retained Free Cash Flow
As used in this news release, retained free cash flow means free cash flow less dividends paid to common shareholders.
The table below reconciles free cash flow and retained free cash flow with net cash provided by operating activities as derived from the statements of consolidated cash flows to be included in ETRN's Quarterly Report on Form 10-Q for the three months ended September 30, 2022.

Reconciliation of Free Cash Flow and Retained Free Cash Flow

	Three Months Ended September 30,
(Thousands)	2022	2021
Net cash provided by operating activities	$209,567	$209,877
Add (deduct):
Principal payments received on the Preferred Interest	1,389	1,313
Net cash provided by operating activities attributable to noncontrolling interest(1)	(7,260)	(7,740)
ETRN Series A Preferred Shares dividends(2)	(14,628)	(14,628)
Capital expenditures(3)(4)	(105,867)	(76,028)
Capital contributions to MVP JV	(46,426)	(94,298)
Free cash flow	$36,775	$18,496
Less:
Dividends paid to common shareholders (5)	(64,917)	(64,879)
Retained free cash flow	$(28,142)	$(46,383)
(1)Reflects 40% of $18.2 million and $19.4 million, which was Eureka’s standalone net cash provided by operating activities for the three months ended September 30, 2022 and September 30, 2021, respectively, which represents the noncontrolling interest portion for the three months ended September 30, 2022 and September 30, 2021, respectively.
(2)Reflects cash dividends paid of $0.4873 per ETRN Series A Perpetual Convertible Preferred Share.
(3)Does not reflect amounts related to the noncontrolling interest share of Eureka.
(4)ETRN accrues capital expenditures when the work has been completed but the associated bills have not yet been paid. Accrued capital expenditures are excluded from the statements of consolidated cash flows until they are paid.
(5)Second quarter 2022 dividend of $0.15 per ETRN common share was paid during the third quarter 2022.
Adjusted EBITDA, free cash flow and retained free cash flow are non-GAAP supplemental financial measures that management and external users of ETRN's consolidated financial statements, such as industry analysts, investors, lenders, and rating agencies, may use to assess:
•ETRN’s operating performance as compared to other publicly traded companies in the midstream energy industry without regard to historical cost basis or, in the case of adjusted EBITDA, financing methods
•The ability of ETRN’s assets to generate sufficient cash flow to pay dividends to ETRN’s shareholders
•ETRN’s ability to incur and service debt and fund capital expenditures and capital contributions
•The viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities
ETRN believes that adjusted EBITDA, free cash flow, and retained free cash flow provide useful information to investors in assessing ETRN's financial condition and results of operations. Adjusted EBITDA, free cash flow, and retained free cash flow should not be considered as alternatives to net income (loss), operating income, or net cash provided by operating activities, as applicable, or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA, free cash flow, and retained free cash flow have important limitations as analytical tools because they exclude some, but not all, items that affect net income (loss), operating income and net cash provided by operating activities. Additionally, because these non-GAAP metrics may be defined differently by other companies in ETRN's industry, ETRN's definitions of adjusted EBITDA, free cash flow, and retained free cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measures. Free cash flow and retained free cash flow should not be viewed as indicative of the actual amount of cash that ETRN has available for dividends or that ETRN plans to distribute and are not intended to be liquidity measures.
ETRN is unable to provide a reconciliation of projected adjusted EBITDA from projected net income (loss), the most comparable financial measure calculated in accordance with GAAP, or a reconciliation of projected free cash flow or retained free cash flow to net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP. ETRN has not provided a reconciliation of projected adjusted EBITDA to projected net income (loss), the most comparable financial measure calculated in accordance with GAAP, due to the inherent difficulty and impracticability of predicting certain amounts required by GAAP with a reasonable degree of accuracy. Net income (loss) includes the impact of depreciation expense, income tax expense (benefit), the impact of changes in the projected fair value of derivative instruments prior to settlement, potential changes in estimates for certain contract liabilities and unbilled revenues and certain other items that impact comparability between periods and the tax effect of such items, which may be significant and difficult to project with a reasonable degree of accuracy. Therefore, a reconciliation of projected adjusted EBITDA to projected net income (loss) is not available without unreasonable effort.
ETRN is unable to project net cash provided by operating activities because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occurred. ETRN is unable to project these timing differences with any reasonable degree of accuracy to a specific day, three or more months in advance. Therefore, ETRN is unable to provide projected net cash provided by operating activities, or the related reconciliation of each of projected free cash flow and projected retained free cash flow to projected net cash provided by operating activities, without unreasonable effort. ETRN provides a range for the forecasts of net income (loss), adjusted EBITDA, free cash flow and retained free cash flow to allow for the inherent difficulty of predicting certain amounts and the variability in the timing of cash spending and receipts and the impact on the related reconciling items, many of which interplay with each other.
Water EBITDA
As used in this news release, water EBITDA means water operating income (loss) plus, as applicable, depreciation and impairment of long-lived assets of ETRN’s water services business. Water EBITDA is a non-GAAP supplemental financial measure that management and external users of ETRN’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess the impact of ETRN’s water services business on ETRN’s operating performance and ETRN’s ability to incur and service debt and fund capital expenditures. Water EBITDA should not be considered as an alternative to ETRN’s net income (loss), operating income or any other measure of financial performance presented in accordance with GAAP. Water EBITDA has important limitations as an analytical tool because the measure excludes some, but not all, items that affect net income (loss) and operating income. Additionally, because water EBITDA may be defined differently by other companies in ETRN’s industry, the definition of water EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measure. The table below reconciles water EBITDA from ETRN's water operating income (loss) as derived from ETRN's statements of consolidated comprehensive income to be included in ETRN's Quarterly Report on Form 10-Q for the three months ended September 30, 2022.
ETRN has not provided a reconciliation of projected water EBITDA from projected water operating income (loss), the most comparable measure calculated in accordance with GAAP. ETRN does not allocate certain costs, such as interest expense, to individual assets within its business segments. Therefore, the reconciliation of projected water EBITDA from projected water operating income (loss) is not available without unreasonable effort.
Reconciliation of Water EBITDA

	Three Months Ended September 30,
(Thousands)	2022	2021
Water operating income (loss)	$2,342	$(4,414)
Add: Depreciation	5,162	4,364
Water EBITDA	$7,504	$(50)
About Equitrans Midstream Corporation:
Equitrans Midstream Corporation (ETRN) has a premier asset footprint in the Appalachian Basin and, as the parent company of EQM Midstream Partners, is one of the largest natural gas gatherers in the United States. Through its strategically located assets in the Marcellus and Utica regions, ETRN has an operational focus on gas transmission and storage systems, gas gathering systems, and water services that support natural gas development and production across the Basin. With a rich 135-year history in the energy industry, ETRN was launched as a standalone company in 2018 with the vision to be the premier midstream services provider in North America. ETRN is helping to meet America’s growing need for clean-burning energy, while also providing a rewarding workplace and enriching the communities where its employees live and work.
For more information on Equitrans Midstream Corporation, visit www.equitransmidstream.com; and to learn more about our environmental, social, and governance practices, visit csr.equitransmidstream.com.

Analyst inquiries:
Nate Tetlow – Vice President, Corporate Development and Investor Relations
412-553-5834
ntetlow@equitransmidstream.com
Media inquiries:
Natalie Cox – Communications and Corporate Affairs
ncox@equitransmidstream.com
Cautionary Statements
This news release contains certain forward-looking statements within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended (the Exchange Act), and Section 27A of the United States Securities Act of 1933, as amended (the Securities Act), concerning ETRN and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of ETRN, as well as assumptions made by, and information currently available to, such management. Words such as “could,” “will,” “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” “target,” “seek,” “strive,” “continue,” "would," "approximate," or "outlook" and similar expressions are used to identify forward-looking statements. These statements are subject to various risks and uncertainties, many of which are outside ETRN's control. Without limiting the generality of the foregoing, forward-looking statements contained in this communication may include expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of ETRN and its affiliates, including guidance and any changes in such guidance regarding ETRN’s gathering, transmission and storage and water services revenue and volume, including the anticipated effects associated with the February 2020 Gas Gathering and Compression Agreement and related documents entered into with EQT Corporation (EQT) (collectively, the EQT Global GGA); projected revenue (including from firm reservation fees) and volumes, gathering rates, deferred revenues, expenses, and contract liabilities, and the effects on liquidity, leverage, projected revenue, deferred revenue and contract liabilities associated with the EQT Global GGA and the MVP project (including changes in the targeted full in-service date for such project); the ultimate gathering fee relief, and timing thereof, provided to EQT under the EQT Global GGA and related agreements; ETRN’s ability to de-lever and timing thereof; forecasted adjusted EBITDA (and incremental adjusted EBITDA with MVP full in-service), water operating (loss) income, water EBITDA, net (loss) income, free cash flow, retained free cash flow (and usage thereof), leverage ratio, build multiples and deferred revenue; the weighted average contract life of gathering, transmission and storage contracts; infrastructure programs (including the timing, cost, capacity and sources of funding with respect to gathering, transmission and storage and water projects); the cost to construct or restore right-of-way for, capacity of, shippers for, timing and durability of regulatory approvals and concluding litigation, final design (including project scope expansions, extensions or refinements and capital and incremental adjusted EBITDA related thereto), ability to contract additional capacity on, mitigate emissions from, targeted in-service dates of, and completion of current, planned or in-service projects or assets, in each case as applicable; the potential for federal energy infrastructure permitting reform legislation favorable to the MVP project to be expeditiously proposed and enacted; the ultimate terms, partner relationships and structure of the MVP JV and ownership interests therein; the impact of changes in the targeted full in-service date of the MVP project on, among other things, the fair value of the Henry Hub cash bonus payment provision of the EQT Global GGA, gathering fee relief and the estimated transaction price allocated to ETRN's remaining performance obligations under certain contracts with firm reservation fees and MVCs; expansion projects in ETRN’s operating areas and in areas that would provide access to new markets; ETRN’s ability to provide produced and mixed water handling services and realize expansion opportunities; ETRN’s ability to identify and complete acquisitions and other strategic transactions, including joint ventures, effectively integrate transactions into ETRN’s operations, and achieve synergies, system optionality, accretion and other benefits associated with transactions, including through increased scale; any credit rating impacts associated with the MVP project, customer credit ratings changes, defaults, acquisitions, dispositions and financings and any changes in EQM’s credit ratings; the effect and outcome of contractual disputes, litigation and other proceedings, including regulatory proceedings; the effects of any consolidation of or effected by upstream gas producers, whether in or outside of the Appalachian Basin; the timing and amount of future issuances or repurchases of ETRN’s securities; the effects of conversion, if at all, of ETRN’s preferred shares; the effects of seasonality; expected cash flows and MVCs, including those associated with the EQT Global GGA, and the potential impacts thereon of the commission timing and cost of the MVP project; the ability to achieve, and time for achieving, Hammerhead pipeline full commercial in-service; projected capital contributions and capital and operating expenditures, including the amount and timing of reimbursable capital expenditures, capital budget and sources of funds for capital expenditures; ETRN’s ability to recoup replacement and related costs; dividend amounts, timing and rates; changes in commodity prices and the effect of commodity prices on ETRN's business; future decisions of customers in respect of production growth, curtailing natural gas production, timing of turning wells in line, rig and completion activity and related impacts on ETRN’s business; liquidity and financing requirements, including sources and availability; interest rates; the ability of ETRN’s subsidiaries (some of which are not wholly owned) to service debt under, and comply with the covenants contained in, their respective credit agreements; the MVP JV’s ability to raise project-level debt, and the anticipated proceeds that ETRN expects to receive therefrom; expectations regarding natural gas and water volumes in ETRN’s areas of operations; ETRN’s ability to achieve anticipated benefits associated with the execution of the EQT Global GGA and other commercial agreements; the impact on ETRN and its subsidiaries of the coronavirus disease 2019 (COVID-19) pandemic; ETRN’s ability to position itself for a lower carbon economy, achieve and create value from, its ESG and sustainability targets and aspirations (including targets and aspirations set forth in its climate policy) and respond, and impacts of responding, to increasing stakeholder scrutiny in these areas; the effectiveness of ETRN’s information technology and operational technology systems and practices to defend against evolving cyberattacks on United States critical infrastructure; the effects of government regulation including any quantification of potential impacts of regulatory matters related to climate change on ETRN; and tax rates, status and position. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results.

Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. ETRN has based these forward-looking statements on current expectations and assumptions about future events. While ETRN considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, judicial and other risks and uncertainties, many of which are difficult to predict and are beyond ETRN’s control. The risks and uncertainties that may affect the operations, performance and results of ETRN’s business and forward-looking statements include, but are not limited to, those set forth under "Item 1A. Risk Factors" in ETRN's Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission (the SEC), as updated by any risk factors disclosed under Part II, "Item 1A. Risk Factors," of ETRN’s Quarterly Report on Form 10-Q for the three months ended March 31, 2022 filed with the SEC, ETRN’s Quarterly Report on Form 10-Q for the three months ended June 30, 2022 filed with the SEC, ETRN’s Quarterly Report on Form 10-Q for the three months ended September 30, 2022 to be filed with the SEC and ETRN's subsequent filings. Any forward-looking statement speaks only as of the date on which such statement is made, and ETRN does not intend to correct or update any forward-looking statement, unless required by securities laws, whether as a result of new information, future events or otherwise. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

EQUITRANS MIDSTREAM CORPORATION
 STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended September 30,
	2022	2021

	(Thousands, except per share amounts)
Operating revenues	$331,751	$342,074
Operating expenses:
Operating and maintenance	35,297	38,743
Selling, general and administrative	33,348	33,560
Depreciation	68,572	66,021
Amortization of intangible assets	16,204	16,204
Total operating expenses	153,421	154,528
Operating income	178,330	187,546
Equity income	48	8,461
Impairment of equity method investment	(583,057)	—
Other income, net	893	21,199
Net interest expense	(101,085)	(94,101)
(Loss) income before income taxes	(504,871)	123,105
Income tax (benefit) expense	(1,275)	32,200
Net (loss) income	(503,596)	90,905
Net income attributable to noncontrolling interests	2,932	3,557
Net (loss) income attributable to ETRN	(506,528)	87,348
Preferred dividends	14,628	14,628
Net (loss) income attributable to ETRN common shareholders	$(521,156)	$72,720

(Loss) earnings per share of common stock attributable to ETRN common shareholders - basic	$(1.20)	$0.17
(Loss) earnings per share of common stock attributable to ETRN common shareholders - diluted	$(1.20)	$0.17

Weighted average common shares outstanding - basic	433,348	433,017
Weighted average common shares outstanding - diluted	433,348	433,675

EQUITRANS MIDSTREAM CORPORATION
GATHERING RESULTS OF OPERATIONS

	Three Months Ended September 30,
	2022	2021

FINANCIAL DATA	(Thousands, except per day amounts)
Firm reservation fee revenues(1)	$144,730	$151,004
Volumetric-based fee revenues	82,450	92,812
Total operating revenues	227,180	243,816
Operating expenses:
Operating and maintenance	27,855	25,758
Selling, general and administrative	21,717	21,831
Depreciation	49,125	47,441
Amortization of intangible assets	16,204	16,204
Total operating expenses	114,901	111,234
Operating income	$112,279	$132,582

Other income, net (2)	$1,332	$21,328

OPERATIONAL DATA
Gathered volumes (BBtu per day)
Firm capacity(1)	5,125	5,110
Volumetric-based services	2,413	2,880
Total gathered volumes	7,538	7,990

Capital expenditures(3)	$73,589	$62,916

(1)Includes revenues and volumes, as applicable, from contracts with MVCs.
(2)Other income, net, includes the unrealized (losses) gains on derivative instruments associated with the Henry Hub cash bonus payment provision and gain on sale of gathering assets.
(3)Includes approximately $5.9 million and $4.8 million of capital expenditures related to noncontrolling interests in Eureka for the three months ended September 30, 2022 and 2021, respectively.

EQUITRANS MIDSTREAM CORPORATION
TRANSMISSION RESULTS OF OPERATIONS

	Three Months Ended September 30,
	2022	2021

FINANCIAL DATA	(Thousands, except per day amounts)
Firm reservation fee revenues	$84,584	$84,053
Volumetric-based fee revenues	6,973	6,833
Total operating revenues	91,557	90,886
Operating expenses:
Operating and maintenance	4,143	7,922
Selling, general and administrative	9,428	9,426
Depreciation	13,909	13,835
Total operating expenses	27,480	31,183
Operating income	$64,077	$59,703

Equity income	$48	$8,461
Impairment of equity method investment	$(583,057)	$—

OPERATIONAL DATA
Transmission pipeline throughput (BBtu per day)
Firm capacity reservation	3,058	2,939
Volumetric-based services	65	7
Total transmission pipeline throughput	3,123	2,946

Average contracted firm transmission reservation commitments (BBtu per day)	3,748	3,819

Capital expenditures(1)	$12,429	$5,755

(1)Transmission capital expenditures do not include aggregate capital contributions made to the MVP JV for the MVP and MVP Southgate projects of approximately $46.4 million and $94.3 million for the three months ended September 30, 2022 and 2021, respectively.

EQUITRANS MIDSTREAM CORPORATION
WATER RESULTS OF OPERATIONS

	Three Months Ended September 30,
	2022	2021

FINANCIAL DATA	(Thousands, except MMgal amounts)
Firm reservation fee revenues(1)	$9,375	$1,061
Volumetric-based fee revenues	3,639	6,311
Total operating revenues	13,014	7,372
Operating expenses:
Operating and maintenance	3,280	5,053
Selling, general and administrative	2,230	2,369
Depreciation	5,162	4,364
Total operating expenses	10,672	11,786
Operating income (loss)	$2,342	$(4,414)

OPERATIONAL DATA
Water services volumes (MMgal)
Firm capacity reservation(1)	107	16
Volumetric-based services	96	161
Total water volumes	203	177

Capital expenditures	$17,041	$10,803

(1)Includes revenues and volumes from contracts with MVCs or Annual Revenue Commitments (ARCs), as applicable.

Source: Equitrans Midstream Corporation